Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this “Agreement”), dated as of November 10, 2026, is entered into by and among Braemar Hotels & Resorts Inc., a Maryland corporation (“Braemar”) and its Affiliates party hereto (collectively, the “Braemar Parties”), on the one hand, and Ashford Inc., a Nevada corporation (“Ashford”) and its Affiliates party hereto (collectively, the “Ashford Parties”), on the other hand. The Braemar Parties and the Ashford Parties are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, (i) Braemar, Braemar Hospitality Limited Partnership, Braemar TRS Corporation (collectively, the “Company”), and (ii) Ashford Inc., and Ashford Hospitality Advisors LLC (collectively, the “Advisor”) are parties to that certain Fifth Amended and Restated Advisory Agreement, dated as of April 23, 2018, as amended by that certain Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement, dated as of January 15, 2019, as further amended by that certain Amendment No. 2 to the Fifth Amended and Restated Advisory Agreement, dated as of August 16, 2021, and as further amended by that certain Amendment No. 3 to the Fifth Amended and Restated Advisory Agreement, dated as of May 21, 2026 (as so amended, the “Advisory Agreement”), and that certain Letter Agreement, dated as of August 26, 2025, as amended by that certain Amendment to Letter Agreement, dated as of December 22, 2025 (the “Letter Agreement Amendment” and the letter agreement as so amended, the “Letter Agreement”), pursuant to which, among other things, the Advisory Agreement will terminate upon the consummation of a Company Sale Transaction (as defined in the Letter Agreement) and payment of the Company Sale Fee, Accrued Fees and Master Agreement Termination Fee (collectively, the “Termination Payments”) to the Ashford Parties;

WHEREAS, in the Letter Agreement, Advisor agreed to accept the Company Sale Fee in lieu of (and as payment in full of) the Full Termination Payment (as defined in the Letter Agreement), which represented a material discount to the Full Termination Payment;

WHEREAS, the special committee of the board of directors of Braemar, composed entirely of independent directors, was formed to evaluate a range of strategic alternatives available to Braemar and, following such evaluation, determined that it is in the best interests of Braemar and its stockholders to pursue the termination of the Advisory Agreement and the internalization of management of Braemar (the “Internalization”) in order to maximize shareholder value, and the board of directors of Braemar subsequently approved the consummation of a Company Sale Transaction, the payment of the Termination Payments and the Internalization;

WHEREAS, a Company Sale Transaction was consummated on July 14, 2026 upon the sale of the Ritz-Carlton Sarasota (Sarasota, Florida), the Hotel Yountville (Yountville, California) and the Bardessono Hotel and Spa (Yountville, California) and in connection therewith, the Company has paid the Termination Payments to Ashford in full simultaneously with the execution of this Agreement immediately following which the Advisory Agreement and the Letter Agreement shall be terminated (other than such provisions of such agreements identified expressly as surviving in Annex I hereto) (the “Advisory Agreement Termination”);

WHEREAS, as a result of the Advisory Agreement Termination, (i) Braemar is required to reimburse Ashford for all expenses due and payable to Ashford pursuant to Section 5 of the Advisory Agreement and (ii) Ashford is required to pay over all money collected and held for the account of Braemar, subject to certain permitted deductions, pursuant to Section 12.5(d) of the Advisory Agreement (the amounts described in the foregoing clauses (i) and (ii), the “Settlement Amounts”), and the agreed upon estimate of the Settlement Amounts is set forth on the settlement statement attached hereto as Annex II (the “Settlement Statement”);

WHEREAS, in connection with the Company Sale Transaction, the Company has paid Ashford the net amount of the Settlement Amounts (the “Expense Reimbursement”) simultaneously with the execution of this Agreement;

WHEREAS, the Company and the Advisor desire to waive the sixty (60) day notice period required by Section 1 of the Letter Agreement Amendment (the “Advisory Agreement Notice Period”) in connection with the Advisory Agreement Termination and, as a result thereof, the Advisor is forfeiting any fees that would otherwise have accrued and be payable to the Advisor during such notice period had it not been so waived (the “Notice Waiver and Fee Forfeiture”); and

WHEREAS, in furtherance of the Internalization, immediately following the payment of the Termination Payments and the Expense Reimbursement, the Parties desire to terminate the Advisory Agreement, the Letter Agreement and each of the other Contracts set forth on Annex I (other than such provisions of such agreements identified expressly as surviving in Annex I hereto) (collectively, the “Terminating Contracts”).

For good and valuable consideration, including the termination of the Terminating Contracts and the Notice Waiver and Fee Forfeiture, the Parties hereto hereby agree as follows:

Section 1.              Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Advisory Agreement or, if not defined therein, in the Letter Agreement. The terms defined in this Section 1, whenever used herein, shall have the following meanings for all purposes of this Agreement:

“Affiliate” of a Person shall mean (i) any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person, or (ii) any other Person in which such Person has a direct or indirect equity interest constituting at least a majority interest of the total equity of such other Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, Braemar and its controlled Affiliates shall not be considered Affiliates of the Ashford Parties.

“Braemar Master Project Management Agreement” means the Braemar Master Project Management Agreement, dated as of August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., Braemar Hospitality Limited Partnership and Project Management LLC (“Premier”), as amended by that certain Amendment No. 1 to the Braemar Master Project Management Agreement, as further amended by that certain Amendment No. 2 to the Braemar Master Project Management Agreement, dated as of February 12, 2024, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., Premier Project Management LLC, and Braemar Hospitality Limited Partnership.

“Contract” shall mean any written or oral agreement, contract, side letter, subcontract, lease, sublease, license, sublicense, instrument, note, bond, mortgage, indenture, arrangement, understanding, guarantees, indemnities, commitment or other binding obligation, in each case, entered into between or among any Braemar Party or any of their Affiliates, on the one hand, and any Ashford Party or any of their Affiliates, on the other hand.

“Effective Time” means such time as immediately follows the receipt of the Termination Payments and the Expense Reimbursement by Ashford.

Section 2.              Termination.

(a)           Other than as specifically set forth herein, at the Effective Time, (i) each of the Braemar Parties, on behalf of itself and each of its Affiliates, and each of the Ashford Parties, on behalf of itself and each of its Affiliates, hereby settle, terminate, and cancel, as applicable, in all respects without any further liability to, or obligations of, the Braemar Parties and the Ashford Parties that are party thereto, the Terminating Contracts and all rights and obligations of any kind or nature of the parties to the Terminating Contracts pursuant thereto (other than such provisions of such agreements identified expressly as surviving in Annex I hereto), and (ii) each Party, on behalf of itself and each of its Affiliates, hereby irrevocably waives any and all notice periods, cure periods, waiting periods or other similar procedural requirements that may be required under any Terminating Contract as a condition to the termination, cancellation or non-renewal thereof (which, for the avoidance of doubt, includes the Advisory Agreement Notice Period). For the avoidance of doubt, nothing in this Section 2 shall terminate, cancel or otherwise affect the surviving provisions of the Terminating Contracts expressly set forth in Annex I hereto, which shall remain in full force and effect in accordance with their respective terms.

(b)           Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that (i) the Braemar Master Project Management Agreement is continuing in effect solely as an accommodation to Braemar, at Braemar’s request, in order to complete, in the most efficient and cost-effective manner, capital expenditure projects that were commenced prior to the date hereof and (ii) Braemar has the right, in its sole discretion, to terminate the Braemar Master Project Management Agreement upon (A) five (5) days’ prior written notice to Ashford and (B) payment to Ashford of all outstanding amounts that are accrued but unpaid for services rendered under the applicable agreement as of the date of such termination.

(c)           Notwithstanding anything to the contrary herein, to effect an orderly transition of information technology systems and to maintain, during such transition, the Braemar Parties’ internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 in connection with the Braemar Parties’ reporting obligations under the Securities Exchange Act of 1934 in good faith and in the normal course of business, and to support related internal and external audit requirements, the Ashford Parties shall permit:

(i)           Employees of the Braemar Parties who, as of the date hereof, use the Ashford Parties’ Oracle enterprise resource planning system (“Oracle”), to continue to access such systems solely with respect to data relating to the operation of Braemar’s business (“Braemar Data”) on a read-only basis for a period beginning from the date hereof and ending upon the filing of the Braemar Form 10-K for the year ending December 31, 2026, which shall be filed no later than March 31, 2027. For the avoidance of doubt, such continued access to Oracle shall not be deemed to reinstate, extend or create any Contract, and nothing in this Section 2(c) shall obligate the Ashford Parties to maintain any particular system beyond the ordinary course of their own business and under no circumstances may employees of the Braemar Parties have write or edit access to Oracle or access to any data other than Braemar Data. The Ashford Parties reserve the right to remove such access from employees of the Braemar Parties with ten (10) days’ written notice; provided, that Ashford may so remove access from such employees immediately and without notice if Ashford believes in good faith that any Braemar Party or their employees or representatives have violated this clause (i).

(ii)           The Braemar Parties to complete the IT data migration of designated Microsoft Outlook email account files, OneDrive account files and Sharepoint files (in accordance with the scope and procedures agreed by the Ashford Parties and Braemar Parties) promptly and in no event to exceed thirty (30) days after the date hereof.

Section 3.              Transition.

(a)           Books and Records. Notwithstanding anything to the contrary in the Advisory Agreement, as promptly as reasonably practicable following the Effective Time, the Advisor shall use commercially reasonable efforts to, in accordance with Section 10 of the Advisory Agreement and in accordance with the scope and procedures mutually agreed by the Ashford Parties and the Braemar Parties, deliver to Braemar all books, records, documents, files and contracts of the Braemar Parties in the possession or control of any Ashford Party, including the Braemar Parties’ general ledger and sub-ledgers and their fixed asset, tax, payroll, contract, insurance, litigation, and Board and committee records, in the electronic formats in which they are maintained in the ordinary course.

(b)	Insurance.

(i)            The Ashford Parties shall use commercially reasonable efforts to continue to administer, in the ordinary course and consistent with past practice, each insurance policy issued prior to the Effective Time under which one or more of the Braemar Parties (or any of their current or former directors, officers or employees) and one or more of the Ashford Parties are insureds, including the directors’ and officers’ liability tail policy taking effect in connection with the transactions contemplated in this Agreement (collectively, the “Shared Policies”). The Ashford Parties shall have primary responsibility for all Shared Policies and will use commercially reasonable efforts to continue to administer and pursue coverage, or cause to be administered or for coverage to be so pursued, in the ordinary course, all losses or claims (whenever occurring) under such policies, including those that are for the benefit of the Braemar Parties and any natural person insureds who may cease serving in an insured capacity. For the avoidance of doubt, the Ashford Parties shall have primary responsibility for all claims for coverage under the Shared Policies, including without limitation those arising out of occurrences, facts, circumstances, events or matters prior to or after the Effective Time.

(ii)           The Ashford Parties and Braemar Parties shall keep each other reasonably informed of, and shall promptly provide to each other copies of all material notices concerning any claim under a Shared Policy related to any Braemar Party or any of its current or former directors, officers or employees.

(iii)           The Parties agree that no insurance claim submitted under any Shared Policy shall be settled without the mutual consent of both Parties and Ashford Hospitality Trust, Inc., which consent shall not be unreasonably withheld or delayed.

(iv)           None of the Parties, nor Ashford Hospitality Trust, Inc. shall knowingly take any action after the Effective Time that would reasonably be expected to cause any Shared Policy to be terminated, amended, or materially altered in terms of the scope of coverage.

(c)	Further Cooperation.

(i)            In addition to the foregoing, each Ashford Party shall, at the reasonable request of Braemar, cooperate with and provide reasonable assistance to the Braemar Parties, consistent with Section 12.5(d)(iv) of the Advisory Agreement, in connection with (A) effecting an orderly transition of the management of the Braemar Parties’ business and assets to the Braemar Parties, (B) any litigation, arbitration, investigation or other proceeding brought by or involving a third party (whether pending, threatened or hereafter commenced) arising out of or relating to the business or operations of the Braemar Parties prior to the Effective Time, including by making available relevant books, records, and documents and making current employees and representatives of the Ashford Parties reasonably available for interviews, depositions or testimony, and (C) any other matters arising out of or relating to the Terminating Contracts or the operation of the Braemar Parties’ business prior to the Effective Time, in each case, excluding any Claims released pursuant to Section 4 or any matter as to which cooperation is addressed elsewhere in this Agreement.

(ii)           In addition to the foregoing, each Braemar Party shall, at the reasonable request of any Ashford Party, cooperate with and provide reasonable assistance to the Ashford Parties in connection with (A) effecting an orderly transition of the management of the Braemar Parties’ business and assets to the Braemar Parties, (B) any litigation, arbitration, investigation or other proceeding brought by or involving a third party (whether pending, threatened or hereafter commenced) arising out of or relating to the business or operations of the Braemar Parties prior to the Effective Time, including by making available relevant books, records and documents and making current employees and representatives of the Braemar Parties reasonably available for interviews, depositions or testimony, and (C) any other matters arising out of or relating to the Terminating Contracts or the operation of the Braemar Parties’ business prior to the Effective Time, in each case, excluding any Claims released pursuant to Section 4 or any matter as to which cooperation is addressed elsewhere in this Agreement.

(iii)          Each Party shall bear its own costs and expenses incurred in connection with cooperation provided under clause (i) or clause (ii) above, except that, if such cooperation relates to an Ashford Indemnifiable Claim or a Braemar Indemnifiable Claim, the costs and expenses thereof shall be governed by Section 5.

Section 4.              Releases.

(a)           Effective immediately following the receipt of the Termination Payments and the Expense Reimbursement by Ashford, each of the Braemar Parties, on behalf of itself and each of its Affiliates, hereby irrevocably and unconditionally releases and discharges the Ashford Parties and their Affiliates, and each of their respective past, present or future partners, equityholders, Affiliates, directors, managers, officers, employees, counsel, agents and successors and assigns (the “Ashford Released Parties”) from any and all Claims, which it has now or may have in the future, whether known or unknown, based upon any events that have occurred prior to the Effective Time, and agrees that it shall not, and shall cause its Affiliates not to assert any Claim against any Ashford Released Party; provided, however, that nothing in this Section 4 shall constitute a release or discharge of (i) any Claims arising under or relating to this Agreement, (ii) the surviving provisions of the Terminating Contracts expressly set forth in Annex I hereto, or (iii) any Claims arising under or relating to any Contracts between the Braemar Parties, on the one hand, and the Ashford Parties, on the other, that are not Terminating Contracts.

(b)           Effective immediately following the receipt of the Termination Payments and the Expense Reimbursement by Ashford, each of the Ashford Parties, on behalf of itself and each of its Affiliates, hereby irrevocably and unconditionally releases and discharges its past or present directors and officers and the Braemar Parties and their Affiliates, and each of their respective past, present or future partners, equityholders, Affiliates, directors, managers, officers, employees, counsel, agents and successors and assigns (the “Braemar Released Parties”) from any and all Claims, which it has now or may have in the future, whether known or unknown, based upon any events that have occurred prior to the Effective Time, and agrees that it shall not, and shall cause its Affiliates not to assert any Claim against any Braemar Released Party; provided, however, that nothing in this Section 4 shall constitute a release or discharge of (i) any Claims arising under or relating to this Agreement, (ii) the surviving provisions of the Terminating Contracts expressly set forth in Annex I hereto, or (iii) any Claims arising under or relating to any Contracts between the Braemar Parties, on the one hand, and the Ashford Parties, on the other, that are not Terminating Contracts.

(c)           Each of the Ashford Released Parties and the Braemar Released Parties not a party hereto shall be an intended third-party beneficiary of this release and its related terms and shall have the right to enforce the provisions of this Section 4 and its related terms as if such Person were a party hereto.

Section 5.              Indemnification and Advancement.

(a)           The Braemar Parties, on behalf of themselves and each of their Affiliates, shall indemnify, defend, and hold harmless the Ashford Released Parties from and against any and all losses, damages, liabilities, claims, demands, actions, judgments, costs, expenses (including attorneys’ fees), arising out of or relating to any breach by any of the Braemar Parties of any covenant or obligation under this Agreement, whether or not involving a claim by a third party (hereinafter an “Ashford Indemnifiable Claim”). The Braemar Parties shall advance all expenses reasonably estimated by any third-party advisor to be incurred, or that are actually incurred, by any of the Ashford Released Parties (hereinafter “Ashford Indemnitee”) in connection with an Ashford Indemnifiable Claim within five (5) business days after receipt of a statement requesting such advances from time to time, whether prior to or after final disposition of any Ashford Indemnifiable Claim. Such advances shall be unsecured and interest free and shall be made without regard to Ashford Indemnitee’s ability to repay the expenses and without regard to Ashford Indemnitee’s ultimate entitlement to indemnification. Ashford Indemnitee shall be entitled to continue to receive advancement of expenses unless and until the matter of Ashford Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Ashford Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Ashford Indemnitee is not entitled to be indemnified. Ashford Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder.

(b)           The Ashford Parties, on behalf of themselves and each of their Affiliates, shall indemnify, defend, and hold harmless the Braemar Released Parties from and against any and all losses, damages, liabilities, claims, demands, actions, judgments, costs, expenses (including attorneys’ fees), arising out of or relating to any breach by any of the Ashford Parties of any covenant or obligation under this Agreement, whether or not involving a claim by a third party (hereinafter a “Braemar Indemnifiable Claim”). The Ashford Parties shall advance all expenses reasonably estimated by any third-party advisor to be incurred, or that are actually incurred, by any of the Braemar Released Parties (hereinafter “Braemar Indemnitee”) in connection with a Braemar Indemnifiable Claim within five (5) business days after receipt of a statement requesting such advances from time to time, whether prior to or after final disposition of any Braemar Indemnifiable Claim. Such advances shall be unsecured and interest free and shall be made without regard to Braemar Indemnitee’s ability to repay the expenses and without regard to Braemar Indemnitee’s ultimate entitlement to indemnification. Braemar Indemnitee shall be entitled to continue to receive advancement of expenses unless and until the matter of Braemar Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Braemar Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined that Braemar Indemnitee is not entitled to be indemnified. Braemar Indemnitee shall qualify for advances upon the execution and delivery of this Agreement, which shall constitute the requisite undertaking with respect to repayment of advances made hereunder and no other form of undertaking shall be required to qualify for advances made hereunder.

Section 6.              Company Sale Fee.

(a)           The Parties acknowledge and agree that, as provided in Section 2(a) of the Letter Agreement, the Company Sale Fee is a negotiated amount that the Advisor agreed to accept in lieu of (and as payment in full of) the Full Termination Payment, and that Section 5 of the Letter Agreement survives the termination of the Letter Agreement as provided in Annex I and shall continue to bind the Parties and their respective successors and assigns.

(b)           Notwithstanding anything to the contrary in the Advisory Agreement, the Letter Agreement or this Agreement, in the event that the Company commences or intervenes to pursue directly an action or proceeding against any Ashford Party challenging (i) the validity or enforceability of this Agreement, the Advisory Agreement or the Letter Agreement or any provision thereof (including, but not limited to, by seeking rescission thereof), or (ii) the amount or payment of the Termination Payments or (iii) seeks recoupment of all or any portion of the Termination Payments, then the amount due and payable to the Advisor by the Company pursuant to Section 12.5(b) of the Advisory Agreement (excluding Accrued Fees) and the Letter Agreement upon a Company Sale Transaction shall be deemed to be the amount of the Full Termination Payment and the Advisor shall be entitled to recover against the Company the amount by which the Full Termination Payment exceeds the Company Sale Fee. This Section 6(b) shall not apply to (A) any action or proceeding commenced by any stockholder of Braemar (whether directly or derivatively), so long as the Company does not intervene to pursue such action or proceeding directly against any Ashford Party; or (B) any proceeding under Section 9(c) of this Agreement.

Section 7.              Confidentiality.

Each Party agrees that, from and after the date hereof, it shall, and shall cause its Affiliates and its and their respective directors, managers, officers, employees, counsel, agents and representatives (collectively, “Representatives”) to, keep confidential and not disclose to any third party, and not use for any purpose other than as contemplated by this Agreement, any and all confidential or proprietary information furnished by or on behalf of any other Party or its Affiliates in connection with the Terminating Contracts, the Advisory Agreement, the Letter Agreement, or this Agreement (collectively, “Confidential Information”); provided, that Confidential Information shall not include information that (a) is or becomes generally available to the public other than as a result of a breach of this Section 7, (b) was already in the possession of the receiving Party or its Representatives on a non-confidential basis prior to disclosure by the disclosing Party, (c) is or becomes available to the receiving Party or its Representatives on a non-confidential basis from a source other than the disclosing Party or its Representatives, provided that such source is not known by the receiving Party to be bound by a confidentiality obligation to the disclosing Party with respect thereto, or (d) is independently developed by the receiving Party or its Representatives without reference to or use of any Confidential Information. Notwithstanding the foregoing, a Party or its Representatives may disclose Confidential Information to the extent required by applicable law, regulation, legal process or governmental or regulatory authority, provided that such Party shall, to the extent legally permitted, (i) promptly notify the disclosing Party of such requirement prior to any such disclosure and (ii) cooperate with the disclosing Party, at the disclosing Party’s sole cost and expense, in seeking a protective order or other appropriate remedy to limit such disclosure. Each Party shall be responsible for any breach of this Section 7 by any of its Representatives. Notwithstanding anything to the contrary in this Section 7,

(i) the books and records of the Braemar Parties, including those compiled by the Advisor and delivered pursuant to Section 3(a), are property of the Braemar Parties and shall not constitute Confidential Information of any Ashford Party; (ii) nothing in this Section 7 shall restrict any Party from using or disclosing information as required by law (A) in any filing with, or report to, the Securities and Exchange Commission or any securities exchange, (B) to its auditors, lenders, insurers, counsel and other advisors, or (C) in connection with the defense or prosecution of any litigation, arbitration, investigation or other proceeding; and (iii) as between the Company and the Advisor, Section 11 of the Advisory Agreement shall continue to apply in accordance with Annex I.

Section 8.              Further Assurances.

Each Party, upon the reasonable request from time to time of any other Party, and without further consideration, will use commercially reasonable efforts to, and will cause its respective Affiliates to, do each and every act and thing as may be reasonably necessary to consummate the transactions contemplated hereby and to execute and deliver such additional documents, instruments or other agreements to give effect to the transactions contemplated hereby. Without limiting the foregoing, the Ashford Parties shall use commercially reasonable efforts to execute and deliver such UCC termination statements, account signatory changes, notices to lenders, hotel managers, insurers and vendors, and other instruments as Braemar may reasonably request to evidence the termination of the Terminating Contracts and the matters set forth in Section 3.

Section 9.              Misallocated Assets or Payments.

(a)           If, following the date hereof, any right, property, asset or payment that is part of the business or operations of any of the Braemar Parties is found to be held, or is received, by any of the Ashford Parties, the Ashford Parties shall transfer such right, property or asset, or remit such payment, as applicable, to Braemar or its designee promptly (but in the case of a payment obligation, within five (5) business days after any Ashford Party obtains actual knowledge of the receipt of the applicable sum by any Ashford Party). Until such time as the Ashford Parties transfer or remit the foregoing in accordance with this Section 9, such party shall hold such right, property, asset or payment in trust until such time as the transfer is completed for no additional consideration.

(b)           If, following the date hereof, any right, property, asset or payment that is part of the business or operations of any of the Ashford Parties is found to be held, or is received, by any of the Braemar Parties, the Braemar Parties shall transfer such right, property or asset, or remit such payment, as applicable, to Ashford or its designee promptly (but in the case of a payment obligation, within five (5) business days of the receipt of the applicable sum by any Braemar Party). Until such time as the Braemar Parties transfer or remit the foregoing in accordance with this Section 9, such party shall hold such right, property, asset or payment in trust until such time as the transfer is completed for no additional consideration.

(c)           The Parties acknowledge that the Settlement Amounts are based on good faith estimates of the Parties and therefore the Parties will negotiate in good faith to attempt to agree to any necessary adjustments to such amounts that may be required to reconcile such estimates to actual amounts received or paid after the Effective Time (the net amount of any such adjusted amounts, the “Final Expense Reimbursement”) within sixty (60) days following the date hereof (the “Reimbursement Deadline”). Such reconciliation will be reasonably documented in a manner acceptable to the Parties in good faith for purposes of their books and records. If the Parties have not agreed upon the Final Expense Reimbursement by the Reimbursement Deadline, the Ashford Parties and the Braemar Parties will each prepare a proposed statement setting forth their respective determination of the Final Expense Reimbursement, together with supporting detail, and such statements shall be submitted within thirty (30) days following the Reimbursement Deadline to BDO USA, LLP or another independent firm of certified accountants mutually selected by the Parties (the “Accounting Arbitrator”), who shall determine the Final Expense Reimbursement. The Accounting Arbitrator shall determine the Final Expense Reimbursement within ninety (90) days following the Reimbursement Deadline on the basis of the Advisory Agreement, this Agreement and the statements of the Parties. Absent manifest error, actual and intentional fraud, or willful misconduct, the decision of the Accounting Arbitrator shall be final and binding on the Parties. Upon a determination of the Final Expense Reimbursement, either by agreement of the Parties or by the Accounting Arbitrator, the difference between the Expense Reimbursement and the Final Expense Reimbursement shall be paid by wire transfer of immediately available funds by the applicable Party to the other Party within three (3) business days following such determination. The costs, fees and expenses of the Accounting Arbitrator shall be borne by each Party in the same proportion as the aggregate amount of the disputed amounts submitted to the Accounting Arbitrator with respect to the Final Expense Reimbursement that are unsuccessfully disputed by each such Party (as finally determined by the Accounting Arbitrator) bears to the total amount of disputed amounts so submitted. For the avoidance of doubt, the submission of any matter to the Accounting Arbitrator in accordance with this Section 9(c) shall not constitute a breach of, or a challenge to, this Agreement, the Advisory Agreement or the Letter Agreement.

Section 10.              Miscellaneous.

(a)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.

(b)           WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)           Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties.

(d)           Amendment and Modification. This Agreement shall not be altered or otherwise amended in any respect, except pursuant to an instrument in writing signed by the Parties. The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(e)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

(f)           Severability. If any provision of this Agreement is held to be prohibited by law or invalid, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

BRAEMAR PARTIES:

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Richard J. Stockton
Name: Richard J. Stockton
Title: President & Chief Executive Officer

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP
By: Braemar OP General Partner LLC, its general partner

By:	/s/ Richard J. Stockton
Name: Richard J. Stockton
Title: President & Chief Executive Officer

BRAEMAR TRS CORPORATION

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

CHH III TENANT PARENT CORP.

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

[Signature Page to Termination and Release Agreement]

RC HOTELS (VIRGIN ISLANDS), INC.

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

BHR SCOTTSDALE LP
By: BHR Scottsdale GP LLC, its general partner

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

BHR BEVERLY HILLS LP
By: BHR Beverly Hills GP LLC, its general partner

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

CHH CAPITAL HOTEL PARTNERS, LP
By: CHH Capital Hotel GP LLC, its general partner

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

ASHFORD PHILADELPHIA ANNEX LP
By: Ashford Chicago Senior Mezz LLC, its general partner

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

[Signature Page to Termination and Release Agreement]

BHR TAHOE LP
By: BHR Tahoe GP LLC, its general partner

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

ASHFORD CHICAGO LP
By: Ashford Chicago Senior Mezz LLC, its general partner

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

BHR Dorado LLC

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President

BHR TRS BEVERLY HILLS LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

BHR TRS SCOTTSDALE LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

BHR TRS DORADO LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

[Signature Page to Termination and Release Agreement]

BHR TRS TAHOE LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

ASHFORD TRS PHILADELPHIA ANNEX LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

ASHFORD TRS CHICAGO II LLC

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

[Signature Page to Termination and Release Agreement]

ASHFORD PARTIES:

ASHFORD INC.

By:	/s/ Hector Sanchez
Name:	Hector Sanchez
Title:	President

ASHFORD HOSPITALITY ADVISORS LLC

By:	/s/ Eric Batis
Name:	Eric Batis
Title:	Chief Executive Officer

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Stephen Zsigray
Name:	Stephen Zsigray
Title:	President & Chief Executive Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP
By: Ashford OP General Partner LLC, its general partner

By:	/s/ Stephen Zsigray
Name:	Stephen Zsigray
Title:	President & Chief Executive Officer

ASHFORD TRS CORPORATION

By:	/s/ Jim Plohg
Name:	Jim Plohg
Title:	President

[Signature Page to Termination and Release Agreement]

PREMIER PROJECT MANAGEMENT LLC

By:	/s/ Johannes Michalsky
Name:	Johannes Michalsky
Title:	Chief Executive Officer

REMINGTON LODGING & HOSPITALITY, LLC

By:	/s/ Ben Perelmuter
Name:	Ben Perelmuter
Title:	Chief Executive Officer

LISMORE CAPITAL II LLC

By:	/s/ Eric Batis
Name:	Eric Batis
Title:	President

WARWICK INSURANCE COMPANY, LLC

By:	/s/ Bobby Nandipati
Name:	Bobby Nandipati
Title:	President

PRE OPCO, LLC

By:	/s/ Ben Perelmuter
Name:	Ben Perelmuter
Title:	Managing Director

RED HOSPITALITY TRANSPORTATION LLC

By:	/s/ Chris Batchelor
Name:	Chris Batchelor
Title:	President

[Signature Page to Termination and Release Agreement]

ISLAND TIME WATERSPORTS (CARIBBEAN) LLC

By:	/s/ Chris Batchelor
Name:	Chris Batchelor
Title:	President

INSPIRE EVENT TECHNOLOGIES, LLC

By:	/s/ Martin Perez
Name:	Martin Perez
Title:	Chief Executive Officer

REMINGTON CHICAGO EMPLOYERS, LLC

By:	/s/ Ben Perelmuter
Name:	Ben Perelmuter
Title:	Chief Executive Officer

BEVERLY HILLS HOTEL MANAGEMENT LLC

By:	/s/ Ben Perelmuter
Name:	Ben Perelmuter
Title:	Chief Executive Officer

[Signature Page to Termination and Release Agreement]

Annex I

Terminating Contracts

The following Contracts (provided that, with respect to the Contracts set forth in items 3 through 18 below, any provision of any such Contracts that, by its terms, is intended to survive the termination of such Contract shall survive the termination of such Contract in accordance with its terms; provided further that, notwithstanding anything to the contrary herein or therein, with respect to the Contracts set forth in items 1 and 2 below, only such provisions survive as specified in this Annex I):

1.	Advisory Agreement; provided, that Sections 8.1, 8.3, 9.5, 10, 11, and 12.6 of the Advisory Agreement shall survive such termination; provided, further, that Section 12.6 of the Advisory Agreement shall not apply to the solicitation or hiring of any employees of the Ashford Parties or their respective Affiliates who transfer employment to any of the Braemar Parties or their respective Affiliates as of the date hereof in connection with the internalization of Braemar’s management.

2.	Letter Agreement; provided, that Section 5 (Independent Review and Reliance) of the Letter Agreement shall survive such termination in accordance with its terms.

3.	Amended and Restated Braemar Hotel Master Management Agreement, dated as of August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Remington Lodging & Hospitality, LLC and certain landlords party thereto, as modified by certain addenda, including that certain Addendum to the Braemar Master Hotel Management Agreement, dated as of August 5, 2021 relating to the Cameo Beverly Hills hotel and that certain Addendum to the Braemar Master Hotel Management Agreement, relating to the Sofitel Chicago Magnificent Mile.

4.	Letter Agreement (with respect to cash services), dated as of September 27, 2022, by and among Braemar, Braemar Hospitality Limited Partnership, Braemar TRS Corporation, Ashford, and Ashford Hospitality Advisors LLC, and Braemar.

5.	Design and Construction Services Agreement by and between Braemar (or its applicable subsidiary) and Premier Project Management LLC.

6.	Refinancing for The Ritz-Carlton Reserve Dorado Beach and the BHR 4-Pack (The Clancy, The Notary, Marriott Seattle and Sofitel Chicago), dated as of August 16, 2024, by and between Lismore Capital II LLC and Braemar.

7.	Fourth Amended and Restated Contribution Agreement, effective as of January 1, 2024, by and among Ashford, Ashford Hospitality Trust, Inc. and Braemar.

8.	Wind-Down and Investor Servicing Cost Sharing Agreement, effective as of December 9, 2025, by and among Ashford, Ashford Hospitality Trust, Inc. and Braemar.

9.	Separation and Distribution Agreement, dated as of November 8, 2013, by and among Braemar, Ashford Hospitality Trust, Inc., and the other parties thereto, as amended by that certain Separation and Distribution Agreement Correction, dated as of November 8, 2013.

10.	Right of First Offer Agreement, dated as of November 19, 2013, by and between Braemar and Ashford Hospitality Trust, Inc.

11.	Option Agreement Pier House Resort & Spa, dated as of November 19, 2013, by and among Braemar Hospitality Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity.

12.	Amended and Restated Braemar Mutual Exclusivity Agreement, dated as of August 8, 2018, by and among Braemar Hospitality Limited Partnership, Braemar and Remington Lodging & Hospitality, LLC.

13.	Braemar Mutual Exclusivity Agreement, dated as of August 8, 2018, by and among Braemar Hospitality Limited Partnership, Braemar and Premier Project Management LLC (f/k/a Project Management LLC).

14.	Licensing Agreement, dated as of November 19, 2013, by and among Ashford Hospitality Trust, Inc., Braemar, and Braemar Hospitality Limited Partnership.

15.	Casualty insurance arrangement with Warwick Insurance Company, LLC, a subsidiary of Ashford, effective as of December 19, 2023, pursuant to which Warwick provides general liability, workers’ compensation and business automobile insurance policies to Braemar.

16.	Preferred Service Provider Master Services Agreement, dated as of July 1, 2023, by and between Ashford and Evolution Parking & Guest Services, LLC.

17.	Insurance claims services arrangement with Ashford LLC, a subsidiary of Ashford.

18.	Agreement(s) with Ashford Securities LLC, a subsidiary of Ashford, relating to broker/dealer and dealer manager services.

19.	Office Space Cost Sharing Agreement, dated as of August 10, 2018, by and among Ashford Hospitality Trust, Inc., Ashford, Braemar and Remington Hotel Corporation.

Annex II

Settlement Statement

Attached.

[Signature Page to Termination and Release Agreement]

BHR (Due To)/Due From Ashford Inc. Settlement Estimate

Prepared November 8, 2026

Advisory reimbursement expenses*	$-
INSPIRE corporate office security deposit due to AINC	(34,000)
Corporate office prepaid rent/security deposit due from AINC	365,000
BHR Deferred cash	(13,770,644)
Accrued advisory incentive fee	(1,850,000)
Severance reimbursement	(2,175,000)
Property insurance refunds	2,008,000
Remington corporate working capital refund	500,000
Al Shams Legal Costs	579,039
Remington property level fees and rebills	(531,616)
$(14,909,221)

Note: No settlement of Premier amounts (transitioning post-November 10). INSPIRE, Pure & RED continuing.

* Cash settled prior to November 10